SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2006

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(States or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, Pharmos Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated as of March 14, 2006 (the “Merger Agreement”) with Vela Pharmaceuticals Inc., a Delaware corporation (“Vela”), and Vela Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company. The Amendment provides for the number of shares of the Company’s common stock to be issued to Vela’s stockholders at closing to be reduced from 11,500,000 to 6,500,000 (the “Initial Shares”) and for the cash payable by the Company at closing to be increased from $5,000,000 to $6,000,000.

The Amendment also modifies, augments and supersedes the existing performance-based milestone payments in connection with the development of Vela’s lead drug, dextofisopam, for the treatment of irritable bowel syndrome. Vela’s stockholders will receive: (i) $1,000,000 upon enrollment of the first patient in dextofisopam’s Phase IIb trial, (ii) $1,000,000 and 2,000,000 shares of the Company’s common stock upon enrollment of the final patient in dextofisopam’s Phase IIb trial, (iii) $2,000,000 and 2,250,000 shares of the Company’s common stock upon successful completion of the Phase IIb trial within four years of closing, (iv) $2,000,000 and 2,000,000 shares of the Company’s common stock upon the filing of a New Drug Application for dextofisopam within eight years of closing, (v) $2,000,000 and 2,250,000 shares of the Company’s common stock upon U.S. Food and Drug Administration approval of dextofisopam within ten years of closing, (vi) 1,000,000 shares of the Company’s common stock upon receipt of approval to market dextofisopam in Europe or Japan within ten years of closing and (vii) 4,000,000 shares of the Company’s common stock upon achievement of $100,000,000 in sales of dextofisopam during any twelve-month period within twelve years of closing .

As a result of the reduction in the number of Initial Shares to be issued at closing, the Amendment modifies the existing lock-up relating to the Initial Shares which may be sold upon registration as follows: none for a period of six months after closing; fifty percent commencing six months after closing; and all commencing one year after closing. Previously sales of Initial Shares were to have been restricted as follows: none for a period of six months following the closing; one-third commencing six months after closing; two-thirds commencing one year after closing; and all commencing 18 months after the closing.

Also as a result of the reduction in the number of Initial Shares to be issued at closing, the number of shares to be held in escrow to satisfy potential indemnification claims against Vela has been reduced from 1,725,000 to 975,000.

The Amendment further provides that the Company will reimburse Vela monthly for its operating expenses incurred since July 1, 2006.

2

Item 8.01 Other Events.

On August 31, 2006, the Company resolved its dispute with the former dissident shareholder, Lloyd I. Miller, III. The Company and Mr. Miller have entered into a Settlement Agreement and a related Voting Agreement pursuant to which Mr. Miller has agreed to support the Vela transaction as it is now structured. With Mr. Miller’s voting support, the Company expects to complete the acquisition, which is subject to the approval of the Company’s shareholders, in late September or early October. Mr. Miller, or his designee, will be appointed to the board of Pharmos following the upcoming Annual Meeting of Shareholders.

On September 5, 2006, the Company issued the press release attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

2.1           Amendment to Agreement and Plan of Merger by and among Pharmos Corporation, Vela Acquisition Corporation and Vela Pharmaceuticals Inc. dated August 31, 2006.

10.1         Settlement Agreement between the Company and Lloyd I. Miller, III dated August 31, 2006.

10.2         Voting Agreement and Waiver by and among the Company, Lloyd I. Miller, III, Trust A-4 – Lloyd I. Miller, Milfam II L.P. and Milfam LLC dated August 31, 2006.

99.1	Press release of the Company dated September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of September, 2006.

PHARMOS CORPORATION

By: /s/ James A. Meer
Name: James A. Meer
Title: Senior Vice President and Chief Financial Officer